                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report. (Date of earliest event reported) March 25, 2003

                                LIGHTBRIDGE, INC.
               (Exact Name of Registrant as Specified in Charter)


       DELAWARE                   000-21319                    04-3065140
(State or Other Jurisdic-        (Commission                 (IRS Employer
 tion of Incorporation)          File Number)              Identification No.)

            67 SOUTH BEDFORD STREET, BURLINGTON, MASSACHUSETTS 01803
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (781) 359-4000


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS.

     On March 25, 2003, Lightbridge, Inc., a Delaware corporation ("Lightbridge" or the "Company"), announced plans to consolidate its Broomfield, Colorado call center operations into a neighboring Lightbridge facility and to its existing Lynn, Massachusetts call center. The Company's actions will result in the closure of its existing Broomfield call center. The Company expects to record a restructuring charge in the first quarter 2003 of approximately $100,000 for workforce reductions and a restructuring charge in the second quarter of 2003 of approximately $900,000 for facilities reductions and capital equipment write-offs. These actions when completed are expected to generate annualized cost savings of $1.2 million.

     A copy of the press release issued by Lightbridge on March 25, 2003, which commented on the actions described above, is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)      Exhibits.

     99.1 Press Release dated March 25, 2003, entitled "Lightbridge Announces Plan to Streamline Call Center Operations."

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            LIGHTBRIDGE, INC.


                                            By:   /s/ Harlan Plumley
                                                --------------------------------
                                                 Harlan Plumley
                                                 Vice President, Finance and
                                                  Administration, Chief
                                                  Financial Officer and
                                                  Treasurer

March 28, 2003